EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1, dated December 6, 2010, of Applied Minerals, Inc. (formerly known as Atlas Mining, Inc.) of our report, dated March 30, 2010, included in Annual Report on Form 10-K of Applied Minerals, Inc., relating to the financial statements and financial statement schedules for the two years ended December 31, 2009 and 2008.  We further consent to the reference to our firm as “experts” in the Registration Statement.

PMB Helin Donovan LLP
Spokane, WA December 6, 2010